Exhibit 99.1

NEWS RELEASE

Investor/Media Contact:

Stacy Roughan

NuVasive, Inc.

1-858-909-1812

sroughan@nuvasive.com

NUVASIVE ANNOUNCES SELECT PRELIMINARY

FULL-YEAR 2015 FINANCIAL RESULTS AND REITERATES 2016 OUTLOOK

•	Preliminary full year 2015 revenue of approximately $811 million; reflects 6% growth versus prior year, or 8% on a constant currency basis

•	Preliminary full year 2015 non-GAAP operating profit margin anticipated to exceed guidance of 15.2%

•	Reiterates full year 2016 revenue of approximately $870 million, exclusive of planned Ellipse Technologies acquisition

•	Reiterates 2016 non-GAAP operating profit margin expansion of approximately 100 basis points versus full year 2015, exclusive of planned Ellipse Technologies acquisition

SAN DIEGO, CA – January 12, 2016 – NuVasive, Inc. (NASDAQ: NUVA), a leading medical device company focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, today provided a financial performance update, including the announcement of select preliminary unaudited financial results for the full year ended December 31, 2015 and the reiteration of select financial performance guidance for the full year 2016.

“We are pleased to continue to deliver strong preliminary results for 2015 and are excited about our outlook for 2016, particularly with the recent announcement of our intention to acquire Ellipse Technologies, which is expected to accelerate topline growth and be accretive to earnings by approximately $0.01 in 2016 and by approximately $0.18 in 2017,” said Gregory T. Lucier, NuVasive’s Chairman and Chief Executive Officer. “NuVasive has built strong momentum within our business as we transition from a spine implant company to a total spine solutions company, with the planned acquisition of Ellipse Technologies representing another important step forward in extending our leadership position in spine. In 2016, we will continue our unrelenting focus on innovation, improving operational efficiencies and scaling our international capabilities to deliver enhanced value for our shareholders, while continuing to transform healthcare with game-changing technologies.”

Full Year 2015 Preliminary Results

NuVasive anticipates full year 2015 revenue will approximate $811 million, reflecting 6% year-over-year growth, or 8% on a constant currency basis. This compares favorably to the Company’s previously issued financial performance guidance for this metric of approximately $810 million. NuVasive anticipates preliminary fourth quarter 2015 revenue performance of approximately $215 million. Additionally, the Company expects that full year 2015 non-GAAP operating profit margin will exceed previously issued financial performance guidance of approximately 15.2%, with guidance alone reflecting more than 380 basis points of expansion in non-GAAP operating profit margin compared to the full year 2014.

Full Year 2016 Outlook

NuVasive expects full year 2016 revenue to grow 7% year-over-year to $870 million, in line with the mid to high single-digit long-term revenue growth target that the Company communicated previously. Revenue guidance for the full year 2016 contemplates continued market share gains within a strengthening domestic and solid international spine market, but is exclusive of the impact of NuVasive’s previously announced plans to acquire Ellipse Technologies. Additionally, NuVasive expects full year 2016 non-GAAP operating profit margin expansion of approximately 100 basis points compared to full year 2015, exclusive of the impact of the Ellipse Technologies acquisition.

NuVasive remains committed to its longer-term financial performance goals and strategic initiatives that are expected to drive the Company’s growth and margin expansion as it reaches beyond $1 billion in revenue, with the planned acquisition of Ellipse Technologies expected to accelerate its performance. As previously reported, the Company entered into an agreement to acquire Ellipse Technologies on January 4, 2016, and the transaction is expected to close by the end of February 2016, subject to customary closing conditions and regulatory approvals. Following the closing of the acquisition, the Company intends to update its full year 2016 and long-term financial performance guidance to reflect the impact of the acquisition.

NuVasive will provide detailed financial performance guidance for the full year 2016 when the Company announces its complete financial and operating results for its fourth quarter and the full year ended December 31, 2015, which is expected to be issued in mid-February 2016.

Non-GAAP Information

This news release refers to operating profit margin that is not calculated in accordance with GAAP. Non-GAAP operating profit margin excludes amortization of intangible assets, leasehold related charges, one-time restructuring and acquisition related items, CEO transition related costs, certain litigation charges and non-cash interest expense on convertible notes. A reconciliation of GAAP operating margin and non-GAAP operating profit margin for the full year 2015 will be provided when the Company announces its complete financial results for the fourth quarter and full year ended December 31, 2015 in February 2016. Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency is the use of an exchange rate that eliminates fluctuations when calculating financial performance numbers. Management calculates the non-GAAP financial measures provided in this news release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies.

About NuVasive

NuVasive is an innovative global medical device company that is transforming spine surgery with minimally disruptive surgical products and procedurally-integrated solutions for the spine. NuVasive has emerged from a small startup to become the #3 player in the $9 billion global spine market and remains focused on market share-taking strategies as the Company continues on its path to become the industry’s leading spine company. NuVasive offers a comprehensive spine portfolio of more than 90 unique products developed to improve spine surgery and patient outcomes. The Company’s principal procedural solution is its Maximum Access Surgery, or MAS®, platform for lateral spine fusion. MAS was designed to provide safe, reproducible, and clinically proven outcomes, and is a highly differentiated solution with fully integrated neuromonitoring, customizable exposure, and a broad offering of application-specific implants and fixation devices designed to address a variety of pathologies.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expected financial results for the fourth quarter and full year 2015, financial projections for 2016 and the planned acquisition of Ellipse Technologies. The Company’s estimated quarterly and annual financial results for 2015 are preliminary and subject to adjustment in the ongoing review and audit procedures by the Company’s external auditors. In addition, NuVasive’s projections for 2016 represent the Company’s initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The Company’s planned acquisition of Ellipse Technologies is subject to closing conditions, including regulatory approvals, and the expected benefits and synergies may not be realized. Potential risks and uncertainties that could cause actual results, growth and/or future performance to differ materially include, but are not limited to: the risk of further adjustment to financial results or future financial expectations; the risk that revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; unanticipated difficulty in selling products, generating revenue or producing expected profitability; the risk that the required regulatory approvals for the planned acquisition are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the acquisition; and those other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

# # #